UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, FARO Technologies, Inc. (the “Company”) issued a press release announcing the appointment of Kathleen J. Hall as its Chief Operating Officer and Joseph Arezone as its Chief Commercial Officer. The appointments are effective as of April 25, 2016.

Kathleen J. Hall, age 55, has served as our Senior Vice President, Managing Director for our Americas region since July 2013. Prior to joining FARO, Ms. Hall served as Vice President & General Manager of Avery Dennison’s Graphics and Reflective Solutions and Performance Tapes Americas’ businesses from November 2008 to October 2012. Between October 2012 and July 2013, Ms. Hall provided independent consulting services. From 1982 to 2008, Ms. Hall held roles of increasing responsibility at E.I DuPont De Nemours & Company, ranging from operations and sourcing to sales, marketing and global business leadership. Ms. Hall holds a Bachelor of Science degree in Industrial Engineering from Lehigh University.

Joseph Arezone, age 50, has served as Senior Vice President, Managing Director, Europe, Middle East and Africa and Asia-Pacific Regions since November 2014. He previously served as Senior Vice President, Managing Director, Asia-Pacific Region from August 2009 to November 2014 and as our Vice President of Sales for Asia-Pacific from January 2008 to August 2009. Prior to that, Mr. Arezone was our Area Vice President of Sales for the Eastern U.S. market from July 2005 to January 2009. From February 2001 until July 2005, Mr. Arezone served as our Regional Sales Manager. Mr. Arezone serves on the board of directors of the Cleveland Film Society. He holds a Bachelor of Science in Civil Engineering from The Ohio State University and a Master of Business Administration from Cleveland State University.

On April 27, 2016, the Company entered into an Amended and Restated Employment Agreement with Ms. Hall. Under the terms of the agreement, Ms. Hall will receive a base salary at the rate of $375,000 per year and is eligible to participate in the Company’s bonus and equity award program, with a target award value of at least 40% and 100%, respectively, reflected as a percentage of her base salary. Pursuant to the agreement, in the event Ms. Hall’s employment is terminated by the Company other than for “cause” or disability or by Ms. Hall for “good reason” (as such terms are defined in the agreement), Ms. Hall will be entitled to receive severance equal to her annual base salary, payable in approximately equal installments over a 12-month period (provided that she has executed and not revoked a general release of claims and covenant not to sue in favor of the Company and complies with certain non-competition restrictions), and any outstanding and unvested stock options and restricted stock units will become fully vested as of the date of termination. Ms. Hall is subject to non-competition restrictions during the term of the agreement and confidentiality obligations that survive the employment relationship.

On April 27, 2016, the Company entered into an Employment Agreement with Mr. Arezone. Under the terms of the agreement, Mr. Arezone will receive a base salary at the rate of $365,000 per year and is eligible to participate in the Company’s bonus and equity award program, with a target award value of at least 40% and 100%, respectively, reflected as a percentage of his base salary. Pursuant to the agreement, in the event Mr. Arezone’s employment is terminated by the Company other than for “cause” or disability or by Mr. Arezone for “good reason” (as such terms are defined in the agreement), Mr. Arezone will be entitled to receive severance equal to his annual base salary, payable in approximately equal installments over a 12-month period (provided that he has executed and not revoked a general release of claims and covenant not to sue in favor of the Company and complies with certain non-competition restrictions), and any outstanding and unvested stock options and restricted stock units will become fully vested as of the date of termination. Mr. Arezone is subject to non-competition restrictions during the term of the agreement and confidentiality obligations that survive the employment relationship.

On April 27, 2016, the Company also entered into an Amended and Restated Employment Agreement with Jody S. Gale, the Company’s Senior Vice President, General Counsel and Secretary. Under the terms of the agreement, Mr. Gale will receive a base salary at the rate of $351,000 per year and is eligible to participate in the Company’s bonus and equity award program, with a target award value of at least 40% and 75%, respectively, reflected as a percentage of his base salary. Pursuant to the agreement, in the event Mr. Gale’s employment is terminated by the Company other than for “cause” or disability or by Mr. Gale for “good reason” (as such terms are defined in the agreement), Mr. Gale will be entitled to receive severance equal to his annual base salary, payable in approximately equal installments over a 12-month period (provided that he has executed and not revoked a general release of claims and covenant not to sue in favor of the Company and complies with certain non-competition restrictions), and any outstanding and unvested stock options and restricted stock units will become fully vested as of the date of termination. Mr. Gale is subject to non-competition restrictions during the term of the agreement and confidentiality obligations that survive the employment relationship.

The above description of the employment agreement with each of Ms. Hall, Mr. Arezone and Mr. Gale is not complete and is qualified in its entirety by reference to the text of his or her respective agreement, which agreements are filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between FARO Technologies, Inc. and Kathleen J. Hall, dated as of April 27, 2016

10.2	Employment Agreement between FARO Technologies, Inc. and Joseph Arezone, dated as of April 27, 2016

10.3	Amended and Restated Employment Agreement between FARO Technologies, Inc. and Jody S. Gale, dated as of April 27, 2016

99.1	Press release dated April 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

April 29, 2016	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between FARO Technologies, Inc. and Kathleen J. Hall, dated as of April 27, 2016

10.2	Employment Agreement between FARO Technologies, Inc. and Joseph Arezone, dated as of April 27, 2016

10.3	Amended and Restated Employment Agreement between FARO Technologies, Inc. and Jody S. Gale, dated as of April 27, 2016

99.1	Press release dated April 26, 2016